Exhibit 99.1

New York & Company, Inc. and Subsidiaries
Schedule of Historical Comparable Store Sales Percentages for the New York & Company Brand
- Fiscal Year 2007, Fiscal Year 2006, Fiscal Year 2005, Fiscal Year 2004, Fiscal Year 2003, and Combined Fiscal 2002 (1) -

	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal	Combined
	Year	Year	Year	Year	Year	Fiscal
	2007	2006	2005	2004	2003	2002

FEB	3.2%	(12.8)%	9.8%	25.0%	(5.8)%	5.0%
MAR	5.4%	(15.7)%	2.9%	13.0%	(2.2)%	9.5%
APR	(11.3)%	2.6%	(0.7)%	6.5%	8.5%	(6.2)%

Q1	(0.7)%	(9.2)%	3.9%	14.1%	0.0%	2.9%

MAY	n/d	(5.2)%	0.6%	21.2%	8.6%	6.9%
JUN	n/d	(5.5)%	3.3%	9.7%	4.9%	6.5%
JUL	n/d	(0.1)%	(3.9)%	10.6%	8.9%	6.6%

Q2	4.9%	(4.0)%	0.4%	14.1%	7.3%	6.7%

AUG	n/d	1.0%	(13.4)%	12.4%	7.6%	(0.6)%
SEP	n/d	2.3%	(0.4)%	4.6%	14.0%	0.0%
OCT	n/d	(2.3)%	4.7%	4.1%	(4.6)%	0.1%

Q3	(4.8)%	0.6%	(3.1)%	7.0%	6.2%	(0.2)%

NOV	n/d	(2.8)%	12.9%	(0.4)%	5.9%	(2.2)%
DEC	n/d	3.2%	10.9%	(5.5)%	7.0%	(0.4)%
JAN	n/d	2.3%	0.6%	1.2%	11.1%	(1.6)%

Q4	(3.5)%	1.1%	9.6%	(2.7)%	7.4%	(1.2)%

FULL
YEAR	(1.3)%	(2.7)%	3.2%	7.2%	5.3%	1.7%

(1) Fiscal Year 2007 represents the 52 weeks ending February 2, 2008. Fiscal Year 2006 represents the 53 weeks ended February 3, 2007. Fiscal Year 2005, Fiscal Year 2004 and Fiscal Year 2003 represent the 52 weeks ended January 28, 2006, January 29, 2005 and January 31, 2004, respectively.  Combined Fiscal 2002 represents the period from February 2, 2002 to November 26, 2002 (date of acquisition from Limited Brands, Inc.) and the period from November 27, 2002 to February 1, 2003 and does not comply with generally accepted accounting principles.

n/d = not disclosed